As filed with the U.S. Securities and Exchange Commission on August 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enovix Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-3174357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Address of principal executive offices, including zip code)

Enovix Corporation 2021 Equity Incentive Plan
Enovix Corporation 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Dr. Raj Talluri
President and Chief Executive Officer
Enovix Corporation
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Arthi Chakravarthy	Matthew B. Hemington
Chief Legal Officer, General Counsel and Secretary	John T. McKenna
Enovix Corporation	Cooley LLP
3501 W. Warren Avenue	3175 Hanover Street
Fremont, CA 94538 Telephone: (510) 695-2350	Palo Alto, CA 94304 Telephone: (650) 843-5000 Fax: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Enovix Corporation (the “Registrant”) is filing this Registration Statement for the purpose of registering (i) an additional 6,298,714 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) an additional 1,574,678 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The shares of Common Stock being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which the Registration Statements on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2021 (File No. 333-259730) and August 24, 2022 (File No. 333-267050) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and the 2021 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Enovix Corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 filed with the SEC on March 1, 2023;
(b)    the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2023, including the supplement thereto, filed with the SEC on June 13, 2023;
(c)    the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 2023 and July 2, 2023 filed with the SEC on May 5, 2023 and August 9, 2023, respectively;
(d)    the Registrant’s Current Reports on Form 8-K filed with the SEC on December 29, 2022, as amended on January 18, 2023, January 5, 2023, January 20, 2023, January 23, 2023, January 25, 2023, April 21, 2023, April 26, 2023, June 20, 2023, June 26, 2023, June 29, 2023 and July 26, 2023;
(e)    the description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed on December 1, 2020 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022; and
(f)    all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
As of the date of this Registration Statement, GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, owns 20,614 shares of Common Stock, and a partner of Cooley LLP owns 125,700 shares of Common Stock.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Enovix Corporation.	8-K	001-39753	3.1	July 19, 2021
4.2	Amended and Restated Bylaws of Enovix Corporation.	8-K	001-39753	3.2	July 19, 2021
4.3	Specimen Common Stock Certificate.	S-4/A	333-253976	4.5	June 21, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on signature page hereto).
99.1	2021 Equity Incentive Plan.	8-K	001-39753	10.2	July 19, 2021
99.2	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.11	June 21, 2021
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.12	June 21, 2021
99.4	Forms of Restricted Stock Unit Grant Notice for Long-Term Incentive Plan Award and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	10-Q	001-39753	10.1	August 16, 2022
99.5	Form of Global RSU Award Grant Notice under the 2023 Long-Term Incentive Plan	10-Q	001-39753	10.7	May 5, 2023
99.6	2021 Employee Stock Purchase Plan.	8-K	001-39753	10.5	July 19, 2021
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 9th day of August, 2023.

ENOVIX CORPORATION

By:	/s/ Raj Talluri
Dr. Raj Talluri
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Raj Talluri and Farhan Ahmad, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Talluri	President and Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2023
Dr. Raj Talluri

/s/ Farhan Ahmad	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2023
Farhan Ahmad

/s/ Thurman J. “T.J.” Rodgers	Chairman of the Board of Directors	August 9, 2023
Thurman J. “T.J.” Rodgers

/s/ Betsy Atkins	Director	August 9, 2023
Betsy Atkins

/s/ Pegah Ebrahimi	Director	August 9, 2023
Pegah Ebrahimi

/s/ Bernard Gutmann	Director	August 9, 2023
Bernard Gutmann

/s/ Emmanuel T. Hernandez	Director	August 9, 2023
Emmanuel T. Hernandez

/s/ Joe Malchow	Director	August 9, 2023
Joe Malchow

/s/ Gregory Reichow	Director	August 9, 2023
Gregory Reichow

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